EXHIBIT 23.1

CONSENT  OF  INDEPENDENT  AUDITORS

We consent to the incorporation by reference in Isle of Capri Casinos, Inc.'s previously filed Registration Statements on Form S-8 (File Nos. 33-61752,
33-80918,  33-86940,  33-93088,  333-77233,  333-50774, 333-50776), Registration
Statement on Form S-4 (File No. 333-88802) and Registration Statement on Form S-3 (File No. 333-89156) of our report dated June 7, 2002, included in the Annual Report (Form 10-K) of Isle of Capri Casinos, Inc. for the fiscal year ended April 28, 2002, with respect to the consolidated financial statements, as amended, included in this Form 10-K/A.

/s/ Ernst & Young New Orleans, Louisiana
December  17,  2002